Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month June 2003


5.2(a)(i)     on an aggregate basis:

                Class A Monthly Principal                                                   0.00

                Class B Monthly Principal                                                   0.00

              per $1,000 original principal amount per Certificate:

                Class A Monthly Principal                                                   0.00

                Class B Monthly Principal                                                   0.00

5.2(a)(ii)    on an aggregate basis:

                Class A Monthly Interest                                              233,611.11

                Class B Monthly Interest  ___________                                       0.00


              per $1,000 original principal amount per Certificate:

                Class A Monthly Interest                                                    1.17

                Class B Monthly Interest                                                    0.00

5.2(a)(iii)   Collections of Principal Receivables allocated to Class A                     0.00

              Collections of Principal Receivables allocated to Class B                     0.00


5.2(a)(iv)    Collections of Finance Charge Receivables allocated to Class A        3,633,523.72

              Collections of Finance Charge Receivables allocated to Class B        1,085,338.26


5.2(a)(v)     Principal Receivables (beginning of month)                        1,242,189,157.31
                Gross Credit Sales                                                188,971,141.31
                Principal Payments                                              (186,897,634.46)
                Returns                                                          (26,804,672.80)
                Principal Defaults                                               (11,377,753.87)
                Ineligible Principal Receivables                                            0.00
                Actual Misc. Adjustments                                                    0.00

              Principal Receivables (end of month)                              1,206,080,237.49

              Total Portfolio Recoveries
                Gross Recoveries                                                    1,970,117.87
                Recoveries Net of Expenses                                          1,288,157.04

              Total Portfolio Finance Charge Collections
                Finance Charge Collections                                         21,279,461.77
                Finance Charge Collections with Recoveries                         22,567,618.81

              Investor Interest                                                   259,740,260.00

              Adjusted Investor Interest                                          259,740,260.00

                Class A Investor Interest                                         200,000,000.00

                Class A Adjusted Investor Interest                                200,000,000.00

                Class B Investor Interest                                          59,740,260.00

              Floating Investor Percentage                                                20.91%

                Class A Floating Allocation                                               77.00%

                Class B Floating Allocation                                               23.00%

              Fixed Investor Percentage                                                      N/A

                Class A Fixed Allocation                                                     N/A

                Class B Fixed Allocation                                                     N/A


5.2(a)(vi)    Delinquent Accounts

                30-59 Days Delinquent                                              42,985,184.00

                60-89 Days Delinquent                                              14,914,123.00

                90 + Days Delinquent                                               30,036,667.00


5.2(a)(vii)   Aggregate Investor Default Amount                                     2,379,074.66

                Class A Investor Default Amount                                     1,831,887.49

                Class B Investor Default Amount                                       547,187.17


5.2(a)(viii)  on an aggregate basis:

                Class A Investor Charge-Offs                                                0.00

                Class B Investor Charge-Offs                                                0.00

              per $1,000 original principal amount per Certificate:

                Class A Investor Charge-Offs                                                0.00

                Class B Investor Charge-Offs                                                0.00


5.2(a)(ix)    on an aggregate basis:

                Class A Investor Charge-Offs reimbursed                                     0.00

                Class B Investor Charge-Offs reimbursed                                     0.00

              per $1,000 original principal amount per Certificate:

                Class A Investor Charge-Offs reimbursed                                     0.00

                Class B Investor Charge-Offs reimbursed                                     0.00


5.2(a)(x)     on an aggregate basis:

                Class A Servicing Fee                                                 333,333.33

                Class B Servicing Fee                                                       0.00


5.2(a)(xi)    Portfolio Yield                                                              10.81%


5.2(a)(xii)   Reallocated Class B Principal Collections                                    0.00

5.2(a)(xiii)  Class B Investor Interest                                            59,740,260.00


5.2(a)(xiv)   LIBOR for Interest Period                                                  1.18000%


5.2(a)(xv)    Principal Funding Account Balance                                             0.00


5.2(a)(xvi)   Accumulation Shortfall                                                        0.00


5.2(a)(xvii)  Principal Funding Account Investment Proceeds                                 0.00

5.2(a)(xviii) Principal Funding Investment Shortfall                                        0.00


5.2(a)(xix)   on an aggregate basis:

                Class A Available Funds                                             3,633,523.72


5.2(a)(xx)    Class A Certificate Rate                                                  1.45000%


              Other items

                Number of Accounts (beginning of month)                                2,261,720
                Number of Accounts (end of month)                                      2,333,522

                Collateral Performance

                  Total Payment Rate                                                       16.86%

                  Portfolio Yield (Gross)                                                  21.80%

                  Excess Spread (current month)*                                            8.19%
                  Excess Spread (previous month)                                            8.37%
                  Excess Spread (2 months previous)                                         8.81%
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                  Excess Spread (3 month rolling Average)                                   8.46%

                  * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                  Defaults                                                                 10.99%

                  30-59 Days Delinquent                                                     3.46%
                  60-89 Days Delinquent                                                     1.20%

                  90 + Days Delinquent                                                      2.42%
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                  Total Delinquent                                                          7.08%

                  Principal Payment Rate                                                   15.05%

                  Pool Balance in $MM (end of month)                                       1,206

                  Seller Percent                                                           78.53%

                Series Performance Trigger (as defined in Pooling and
                  Servicing Agreement)

                  Net Portfolio Yield (current month, net of Charge-offs)                  10.81%
                  Net Portfolio Yield (previous month)                                     12.06%
                  Net Portfolio Yield (2 months previous)                                  12.39%
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                  Net Portfolio Yield (3 month rolling average)                            11.75%

                  Base Rate (current month)                                                 3.40%
                  Base Rate (previous month)                                                3.69%
                  Base Rate (2 months previous)                                             3.58%
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                  Base Rate (3 month rolling average)                                       3.56%

                  Spread to Base Rate (current month)                                       7.41%
                  Spread to Base Rate (previous month)                                      8.37%
                  Spread to Base Rate (2 months previous)                                   8.81%
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                  Spread to Base Rate (3 month rolling average)                             8.20%

                  Base Rate > Portfolio Yield (3 month rolling average)                       No


                                            Dillard National Bank
                                              as Servicer


                                            By:
                                                -------------------------------
                                                Title:  Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


Monthly Series 2002-2 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For the Period June 2003


                                                          Class A            Class B             Class C                 Total

          Section 5.2 - Supplement

(a)(i)    Monthly Principal Distributed                            -                  -                   -                     -

(a)(ii)   Monthly Interest Distributed per $1,000               3.17                  -                   -                  3.17
                     Deficiency Amounts                            -                  -                   -                     -
                     Additional Interest                           -                  -                   -                     -
                     Accrued and Unpaid Interest                   -                  -                   -                     -

(a)(iii)  Collections of Principal Receivables         30,408,855.40       2,550,390.70        6,277,986.65         39,237,232.76

(a)(iv)   Collections of Finance Charge
            Receivables                                 3,633,523.72         304,743.63          750,150.35          4,688,417.69

(a)(v)    Aggregate Amount of Principal Receivables   194,186,244.57      16,286,400.33       40,090,251.19        250,562,896.09
                              Investor Interest       200,000,000.00      16,774,000.00       41,290,516.00        258,064,516.00
                              Adjusted Interest       200,000,000.00      16,774,000.00       41,290,516.00        258,064,516.00
                    Floating Investor Percentage              16.10%              1.35%               3.32%                20.77%
                    Fixed Investor Percentage              N/A                N/A                 N/A                    N/A

(a)(vi)   Receivables Delinquent (As % of Total
            Receivables)
                    Current                  92.71%                                                               1,118,144,263.49
                    30 to 59 days             3.56%                                                                  42,985,184.00
                    60 to 89 days             1.24%                                                                  14,914,123.00
                    90 or more days           2.49%                                                                  30,036,667.00
                    Total Receivables                                                                             1,206,080,237.49


(a)(vii)   Investor Default Amount per $1,000                   9.16               0.77                1.89                 11.82

(a)(viii)  Investor Charge-Offs                             N/A                N/A                 N/A                    N/A

(a) (ix)   Reimbursed Investor Charge-Offs                  N/A                N/A                 N/A                    N/A

           Section 5.2 - Supplement (Continued)

                                                          Class A            Class B             Class C                 Total

(a)(x)     Servicing Fee                                  333,333.33          27,956.67           68,817.53            430,107.53

(a)(xi)    Portfolio Yield                                                                                                  10.81%



(a)(xii)   Reallocated Monthly Principal                            -                  -                   -                    -

(a)(xiii)  Closing Investor Interest                   200,000,000.00      16,774,000.00       41,290,516.00       258,064,516.00

(a)(xiv)   Principal Funding Account Balance                                                                                    -

(a)(xv)    Accumulation Shortfall                                                                                               -

(a)(xvi)   Principal Funding Investment Proceeds                                                                                -

(a)(xvii)  Principal Investment Funding Shortfall                                                                               -

(a)(xviii) Available Funds                               3,633,523.72         304,743.63          750,150.35         4,688,417.69

(a)(xix)   Certificate Rate                                      3.80%              0.00%               0.00%


           Additional Information

           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 6/01/2003                                                                         1,242,189,157.31
           Credit Purchases                                                                                        188,971,141.31
           Credit Returns                                                                                          (26,804,672.80)
           Collections                                                                                            (208,177,096.23)
           Finance Chgs & Late Fees                                                                                 23,272,670.14
           Charge-offs                                                                                             (13,370,962.24)
           Accounts Purchased / Sold                                                                                            -
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           Ending Balance - 6/30/2003                                                                            1,206,080,237.49
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           Total Interest to be Distributed                                                                            633,333.33
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           Dillard National Bank, as Servicer


           By:
                --------------------
                James P. Turk
                Cashier